Exhibit 99.5

CONSENT OF SANDLER O’ NEILL & PARTNERS, L.P.

We hereby consent to the inclusion of our opinion letter to the board of directors of CU Bancorp (the “Company”) as an Appendix to the Registration Statement, which includes a proxy statement/prospectus relating to the proposed merger of the Company with 1st Enterprise Bank described in the Company’s Registration Statement on Form S-4 as filed with the Securities and Exchange Commission, and to the references to our firm and quotation and summarization of such opinion in such Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Act”), or the rules and regulations of the Securities and Exchange Commission thereunder (the “Regulations”), nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Act or the Regulations

Sandler O’Neill & Partners, L.P.

New York, New York

September 24, 2014